Page 80
                                                            Exhibit 10(iii)A(35)


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National Service Industries, Inc.
1420 Peachtree Street, NE
Atlanta, Georgia   30309-3002


Dear ___________:

         The Board of Directors (the "Board") of National Service Industries, Inc. (the "Company") believes that the threat or occurrence of a Change in Control (as defined in the Appendix) of the Company may cause you undue concern for your financial security and distract your attention from the operations of our businesses, which would be detrimental to the Company and its shareholders.

         In recognition of these concerns, the Board has determined that in order to provide you with some measure of security in the event of a Change in Control of the Company, it has authorized the Company to agree as follows:

         The term of this letter agreement shall commence as of the date hereof and shall continue in effect for a period of at least 48 months; provided, however, that commencing on the first anniversary date and each anniversary date thereafter the term shall be automatically extended for an additional 12 months unless the Company shall have given written notice to you at least 90 days prior thereto that the term of this letter agreement shall not be so extended; provided, further, however, that upon a Change in Control this letter agreement shall in no event be terminated prior to the complete and full satisfaction by the Company (or any successor thereto) of its obligations as set forth herein.

         For any fiscal year during which you are in the employ of the Company on the date of occurrence of a Change in Control, you shall be guaranteed an annual bonus for that fiscal year (the "Change in Control Year") in an amount no less than the annual bonus that was paid or payable to you for the most recently ended fiscal year prior to a Change in Control (the "Bonus") provided that you are in the employ of Company (or its successor) on the last day of the Change in Control Year.

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                                                                         Page 81
                                                            Exhibit 10(iii)A(35)


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National Service Industries, Inc.
June 1, 1999
Page -2-


         The Bonus will be paid to you in cash within five (5) business days following the last day of the Change in Control Year whether or not you are in the employ of the Company on the date of payment.

         For purposes of this letter agreement, the phrase "employ of the Company" shall include your being in the employ of a direct or indirect subsidiary corporation or subsidiary partnership of the Company.

                                            Very truly yours,




ATTEST:                                     James S. Balloun
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer
               Secretary





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Page 82
                                                            Exhibit 10(iii)A(35)


                                    APPENDIX




     Change in Control. For purposes of this letter agreement, a "Change in Control" shall mean any of the following events:

     (a) The acquisition (other than from the Company) by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities; or

     (b) The individuals who, as of June 1, 1999, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; or

     (c)  Approval  by   stockholders   of  the  Company  of  (1)  a  merger  or
consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than seventy percent (70%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to Section (a), solely because twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or
(ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition (hereinafter referred to as "Related Persons").